UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2022

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.06-2/3 per share.	BCPC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2022 (the “Closing Date”), Balchem Corporation, a Maryland corporation (“Balchem”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the following parties:

•	Balchem;
•
BCP Ingredients, Inc., a Delaware corporation, ABERCO, INC., a Maryland corporation, SensoryEffects, Inc., a Delaware corporation, Albion Laboratories, Inc., a Nevada corporation, and SensoryEffects Cereal Systems, Inc., a Delaware corporation (each, a “Domestic Guarantor”);

•	JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”); and
•	JPMorgan Chase Bank, N.A., Bank of America, N.A., Farm Credit Services of America, PCA, KeyBank National Association, and Wells Fargo Bank, National Association (each, a “Lender”).

The Credit Agreement amends and restates that certain Credit Agreement, dated as of June 27, 2018, among, inter alios, Balchem, the Domestic Guarantors, the Agent and lenders party thereto (the “Existing Credit Agreement”).

Balchem and its affiliates (including the Domestic Guarantors) do not have any material relationship with the Agent or the Lenders, other than with respect to the Credit Agreement, the Existing Credit Agreement and ancillary agreements relating thereto.

The following is a summary of the terms and conditions of the Credit Agreement and certain ancillary agreements and instruments contemplated therein:

•
The Credit Agreement provides that an aggregate principal amount of up to $550 million (the “Senior Credit Facility”) will be available through a revolving credit facility. The Senior Credit Facility will be available from time to time until the fifth anniversary of the Closing Date. The Senior Credit Facility may be split into two tranches consisting of (i) a U.S. tranche available to Balchem in U.S. dollars only and (ii) a foreign tranche available to Balchem and certain of its foreign subsidiaries in Euros and certain other foreign alternative currencies.

•
The Senior Credit Facility includes (i) a $10 million sublimit for the issuance of standby letters of credit denominated in U.S. dollars and alternative currencies (each, a “Letter of Credit”) and (ii) a $10 million sublimit for swing line loans denominated in U.S. dollars (each, a “Swing Line Loan”). Balchem must repay each Swing Line Loan in full no later than 10 business days after such loan is made.

•
Balchem may from time to time add one or more tranches of incremental term loans to the Senior Credit Facility and/or increase the revolving commitments under the Senior Credit Facility, subject to the satisfaction of certain conditions.  The aggregate principal amount of all incremental facilities must not exceed $250 million.

•	The proceeds of the Senior Credit Facility that Balchem drew on the Closing Date were used solely to refinance certain of Balchem’s indebtedness as of the Closing Date,

including the payment in full of all outstanding indebtedness under the Existing Credit Agreement.  The proceeds of the Senior Credit Facility that Balchem draws after the Closing Date may only be used to provide ongoing working capital and for other general corporate purposes of Balchem and its subsidiaries.

•	The Senior Credit Facility will terminate and all amounts outstanding thereunder will be due and payable in full five years after the Closing Date.

•
The interest rates per annum applicable to the Senior Credit Facility (other than in respect of Swing Line Loans) will be, at Balchem’s option, (i) Relevant Rate (as defined below) plus the Applicable Rate (as defined below), (ii) the Base Rate (as defined below) plus the Applicable Rate, or (iii) the Adjusted Daily Simple RFR (as defined below) plus the Applicable Rate.  Each Swing Line Loan will bear interest at the Base Rate plus the Applicable Rate for Base Rate loans.  “Adjusted Daily Simple RFR” means a rate per annum equal to Adjusted Daily Simple SOFR (defined as a rate per annum equal to (a) Daily Simple SOFR plus 0.10%). “Applicable Rate” means a percentage per annum determined in accordance with the pricing grid set forth below based on Balchem’s Consolidated Net Leverage Ratio (as defined below). “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate plus 0.50%, (b) the Prime Rate and (c) the Adjusted Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day plus 1.0%. “Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in U.S. dollars, the Adjusted Term SOFR Rate (defined as a rate per annum equal to (a) the Term SOFR Rate for such interest period plus 0.10%), (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate (defined as a rate per annum equal to (a) the EURIBOR Rate for such interest period multiplied by the Statutory Reserve Rate), or (iii) with respect to any RFR Borrowing denominated in Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

•
The Applicable Rate and commitment fee for any fiscal quarter will be the applicable rate per annum set forth in the table below opposite the Consolidated Net Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter.

Pricing Grid
Pricing Tier	Consolidated Net Leverage Ratio	Applicable Rate for Term Benchmark Loans / RFR Loans / Letter of Credit Fee	Applicable Rate for Base Rate Loans	Commitment Fee
1	< 1.00:1.00	1.00%	0%	0.15%
2	≥ 1.00:1.00 but < 2.00:1.00	1.125%	0.125%	0.175%
3	≥ 2.00:1.00 but < 3.00:1.00	1.375%	0.375%	0.20%
4	≥ 3.00:1.00	1.625%	0.625%	0.225%

•
If a Compliance Certificate is not delivered when due, then, upon the request of the Required Lenders, Pricing Tier 4 in the pricing grid set forth above shall apply as of the first business day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first business day immediately following the date on which such Compliance Certificate is delivered.

•
If an event of default has occurred and is continuing, then, at the request of the Required Lenders, Pricing Tier 4 in the pricing grid set forth above shall apply solely during the period within which the event of default has occurred and is continuing.

•
A commitment fee of a percentage per annum determined in accordance with the pricing grid set forth above, based on the Consolidated Net Leverage Ratio, will be payable on the actual daily unused portions of the Senior Credit Facility.  The commitment fee will be payable quarterly in arrears on the fifteenth day following the end of each quarter.  Swing Line Loans are not considered utilization of the Senior Credit Facility for purposes of calculating the commitment fee.

•
Letter of Credit fees will be payable on the maximum amount available to be drawn under each Letter of Credit at a rate per annum equal to the Applicable Rate (in accordance with the pricing grid set forth above) times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit.  The Letter of Credit fees will be payable quarterly in arrears on the fifteenth day following the end of each quarter.

•
Other than calculations in respect of interest at the Base Rate at times when the Base Rate is based on the prime rate (which will be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees will be made on the basis of actual number of days elapsed in a 360-day year.

•
The Senior Credit Facility generally is guaranteed by each existing and future direct and indirect domestic subsidiary of Balchem and, to the extent no adverse tax consequences would result, foreign subsidiary of Balchem (collectively, the “Guarantors”).  Such guarantees are guarantees of payment and not of collection.

•
Subject to certain exceptions, as security for the obligations under the Credit Agreement, Balchem and each of the Domestic Guarantors have granted the Lenders valid and perfected first priority liens and security interests in the following (the “Security”):  (a) all Accounts; (b) all Money; (c) all Chattel Paper; (d) Commercial Tort Claims; (e) all Copyrights; (f) all Copyright Licenses; (g) all Deposit Accounts; (h) all Documents; (i) all Equipment; (j) all Fixtures; (k) all General Intangibles; (l) all Instruments; (m) all Inventory; (n) all Investment Property; (o) all Letter-of-Credit Rights; (p) all Patents; (q) all Patent Licenses; (r) all Pledged Equity; (s) all Software; (t) all Supporting Obligations; (u) all Trademarks; (v) all Trademark Licenses; (w) all Goods; and (x) all Accessions and all Proceeds (as such terms are defined in the Security and Pledge Agreement) of any and all of the foregoing, except that the Security does not include any owned or leased real property and certain other property and assets as described in greater detail in the Senior Credit Facility.  Balchem and the Domestic Guarantors have granted the Security pursuant to an Amended and Restated Security and Pledge Agreement, dated July 27, 2022, among Balchem, the Domestic Guarantors and the Agent (the “Security Agreement”).  A copy of the Security Agreement is attached as an exhibit to this Form 8-K.

•
Each extension of credit under the Senior Credit Facility will be subject to satisfaction of customary conditions precedent, including (i) all of the representation and warranties in the Credit Agreement and related agreements being true and correct in all material respects as of the date of such extension of credit, (ii) no event of default under the Senior Credit Facility or incipient default shall have occurred and be continuing or would result from such extension of credit and (iii) delivery of a request for the applicable extension of credit.

•
The Credit Agreement contains customary representations and warranties, as well as customary affirmative, negative and financial covenants.  Affirmative covenants include (i) delivery of financial statements, budgets and forecasts, (ii) delivery of certificates and other information, (iii) delivery of notices (of any default, material adverse condition or material change in accounting or financial reporting practices), (iv) payment of taxes, (v) preservation of existence, (vi) maintenance of properties, (vii) maintenance of insurance, (viii) compliance with laws, (ix) maintenance of books and records, (x) inspection rights, (xi) use of proceeds, (xii) covenant to guarantee obligations and give security, (xiii) further assurances, (xiv) maintenance of primary depository relationship including business, cash management, operating and administrative deposit accounts, with the Lenders.  Negative covenants include restrictions on (i) liens, (ii) indebtedness (including guarantees and other contingent obligations), (iii) investments (including loans and advances), (iv) mergers and other fundamental changes, (v) sales and other dispositions of property or assets, (vi) payments of dividends, other distributions and share repurchases, (vii) changes in the nature of business, (viii) transactions with affiliates, (ix) burdensome agreements, (x) use of proceeds, (xi) amendments of organizational documents, (xii) changes in fiscal year and changes in legal name, state of formation and form of entity, (xiii) modification or termination of any material agreement of any additional indebtedness, (xiv) sale and leaseback transactions, (xv) ownership of subsidiaries and (xvi) Office of Foreign Assets Control, anti-corruption laws and other sanctioned activities, in each case subject to certain exceptions.  Financial covenants include, in each case commencing as of the end of the first fiscal quarter ending after the Closing Date:

o
maximum Consolidated Net Leverage Ratio (defined as the ratio of (a) total debt, less unrestricted cash to (b) earnings before interest, taxes, depreciation and amortization (“EBITDA”)) of 4.00 to 1.00; provided that Balchem may, only twice during the term of the Senior Credit Facility, elect to increase the maximum Consolidated Net Leverage Ratio to 4.25 to 1.00 for a period of four consecutive fiscal quarters in connection with certain acquisitions and subject to certain conditions; and

o	minimum Consolidated Interest Coverage Ratio (defined as the ratio of (a) EBITDA to (b) consolidated interest charges) of 3.00 to 1.00.

•
The Credit Agreement includes customary events of default, including (i) nonpayment of principal, interest, fees or other amounts, (ii) failure to perform or observe certain covenants within a specified period of time, (iii) any representation or warranty proving to have been incorrect in any material respect when made or confirmed, (iv) cross-default to other indebtedness in an amount of $5 million, (v) bankruptcy and insolvency defaults (with a grace period to dismiss any involuntary proceedings), (vi) inability to pay debts, (vii) monetary judgment defaults in an amount of $5 million and material nonmonetary judgment defaults, (viii) ERISA defaults, (ix) actual or asserted invalidity or impairment of any loan documentation, (x) change of control, and (xi) impairment of subordination provisions applicable to subordinated debt.

•	The Senior Credit Facility may be accelerated upon the occurrence and continuation of any event of default under the Credit Agreement.

The foregoing summary of each of the Credit Agreement and the Security Agreement (collectively, the “Loan Documents”) and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Loan Document, which is attached hereto as an exhibit to this Form 8-K.  Reference is made to the Loan Documents for the definitions of certain capitalized terms not defined in the foregoing summary.

The Loan Documents have been included to provide investors with information regarding their terms.  The Loan Documents are not intended to provide investors (other than the parties to the Loan Documents) with any factual information about Balchem, the Domestic Guarantors or any of Balchem’s subsidiaries or affiliates.  The representations, warranties and covenants contained in the Loan Documents were made only for purposes of the Loan Documents and as of specific dates, were solely for the benefit of the parties to the Loan Documents, and are subject to limitations agreed upon by the parties to the Loan Documents.  Moreover, the representations and warranties contained in the Loan Documents were made for the purpose of allocating contractual risk between the parties to the Loan Documents instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Loan Documents that differ from those applicable to investors generally.  Investors (other than the parties to the Loan Documents) are not third-party beneficiaries under the Loan Documents and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Balchem, the Domestic Guarantors or any of Balchem’s subsidiaries or affiliates.  Additionally, information concerning the subject matter of the representations and warranties contained in the Loan Documents may change after the date of the Loan Documents, which subsequent information may or may not be fully reflected in Balchem’s public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning Balchem’s direct financial obligations under the Senior Credit Facility is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Credit Agreement, dated as of July 27, 2022, among Balchem, the Domestic Guarantors, the Agent, and the Lenders
4.2	Amended and Restated Security and Pledge Agreement, dated as of July 27, 2022, among Balchem, the Domestic Guarantors and the Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Any statements in this Form 8-K, including the exhibits filed and furnished herewith, about future expectations, plans and prospects for Balchem and other statements containing the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” and similar expressions, constitute forward-looking statements within the meaning of the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements reflect Balchem’s expectation or belief concerning future events that involve risks and uncertainties.  Balchem can give no assurance that the expectations reflected in forward-looking statements will prove correct and various factors could cause results to differ materially from Balchem’s expectations, including risks and factors identified in Balchem’s annual report on Form 10-K for the year ended December 31, 2021.  Forward-looking statements speak only as of the date of this report or as of the date they are made and are qualified in their entirety by the above cautionary statement.  Balchem assumes no duty to update its outlook or other forward-looking statements as of any future date, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION
(Registrant)

	By:	/s/ Hatsuki Miyata
Hatsuki Miyata
General Counsel and Secretary

Dated: July 29, 2022